UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on the table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Gran Tierra Energy Inc. Announces Filing of Definitive Proxy Statement for Special Meeting of Stockholders

to Consider Approval of Sale of Colombian and Ecuadorian Businesses

CALGARY, Alberta - September 23, 2026 (GLOBE NEWSWIRE) - Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) announces that it filed its definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2026 in connection with the Company’s special meeting of stockholders (the “Special Meeting”). At the Special Meeting, stockholders will be asked to approve the previously announced sale of Gran Tierra’s Colombian and Ecuadorian businesses to Maurel & Prom for total consideration of approximately $1.33 billion, subject to adjustment (the “Sale”), pursuant to the terms and conditions of the Share Sale and Purchase Agreement entered into on August 5, 2026 (the “Share Purchase Agreement”). Stockholders will also vote on an advisory proposal concerning certain transaction-related executive compensation and a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies.

Gran Tierra’s Board of Directors unanimously recommends that its stockholders approve the Share Purchase Agreement and the transactions contemplated thereby, including the Sale (the “Sale Proposal”). The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon at the Special Meeting, voting in person or represented by proxy.

The Sale continues to progress toward completion. On September 22, 2026, Gran Tierra announced the successful completion of the solicitation of consents from holders of its 9.750% Senior Secured Amortizing Notes due 2031 to effect certain proposed amendments to the indenture under which the notes were issued, satisfying a key condition to closing and enabling a subsidiary of Maurel & Prom to assume the notes at completion of the Sale. With noteholder approval now in hand, stockholder approval at the Special Meeting is among the final steps remaining, alongside the regulatory approvals in Colombia and Ecuador.

Proxy materials are expected to be delivered to stockholders by September 24, 2026. Stockholders who have not received their proxy materials, have questions or require assistance voting their shares should contact their broker, bank or other intermediary, as applicable, or Kingsdale Advisors, the Company’s strategic stockholder advisor and proxy solicitation agent, toll-free in North America at (855) 476-7987, by call or text at (437) 561-5013, or by email at contactus@kingsdaleadvisors.com.

The Special Meeting will be held virtually on October 9, 2026 at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Time). The Special Meeting will be held in a virtual-only format by live webcast at https://meetings.lumiconnect.com/400-691-155-645; no physical or in-person meeting will be held. Holders of shares as of the close of business on September 14, 2026, the record date for the Special Meeting, will be able to attend the Special Meeting online, vote their shares electronically and submit questions during the meeting and at any adjournment or postponement thereof.

Stockholders are encouraged to read the Proxy Statement, the Share Purchase Agreement attached as Annex A thereto and the other annexes carefully and in their entirety and submit their proxy or voting instructions as promptly as possible and, in any event, no later than 10:00 a.m. Mountain Time on October 8, 2026, by following the instructions included with their proxy materials. Stockholders who hold their shares in “street name” should follow the instructions received from their broker, bank, or other intermediary to vote their shares.

The Proxy Statement and other documents filed by the Company with the SEC are available free of charge at www.sec.gov. The Proxy Statement and additional information concerning the Special Meeting are also available at https://www.grantierra.com/events/special-meeting-of-shareholders/.

Contact Information

For investor and media inquiries please contact:

Gary Guidry, Chief Executive Officer

Ryan Ellson, Executive Vice President & Chief Financial Officer

(403) 265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc., together with its subsidiaries, is an independent international energy company currently focused on oil and natural gas exploration and production in Canada, Colombia and Ecuador. The Company has entered into an exploration, development and production sharing agreement in Azerbaijan, which remains subject to ratification. Upon completion of the Sale, the Company’s producing operations will be focused on Canada, and the Company will continue to pursue its interests in Azerbaijan and additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company’s website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s filings with the U.S. Securities and Exchange Commission (the “SEC”) are available on the SEC website at http://www.sec.gov. Gran Tierra’s Canadian securities regulatory filings are available on SEDAR+ at http://www.sedarplus.ca and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward-Looking Statements and Legal Advisories

This press release contains opinions, forecasts, projections and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “could,” “estimate,” “forecast,” “target,” “potential” and similar expressions. Such forward-looking statements include, but are not limited to, statements regarding the proposed Sale, the anticipated consideration, the timing and completion of the Sale, the satisfaction or waiver of the conditions to closing, including receipt of the required stockholder approval, and the Company’s plans and expectations following completion of the Sale.

The forward-looking statements contained in this press release reflect several material factors, expectations and assumptions of Gran Tierra, including, without limitation, that the required stockholder, regulatory and other approvals will be obtained, the other conditions to completion of the Sale will be satisfied or waived, the parties will perform their respective obligations under the Share Purchase Agreement, no event or circumstance will occur that would result in the termination of the Share Purchase Agreement, the Sale will be completed on the anticipated terms and timeline, and Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations. Gran Tierra believes that the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time, but no assurance can be given that they will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are: the possibility that the required stockholder approval or required regulatory or other approvals will not be obtained; the possibility that other conditions to completion of the Sale will not be satisfied or waived; delays in completing, or the failure to complete, the Sale; the risk that the Share Purchase Agreement may be terminated in circumstances requiring Gran Tierra to pay a termination fee or bear other costs; the amount and timing of transaction-related costs; potential adjustments to the consideration; risks relating to the form, timing and receipt of the transaction consideration; the effect of the announcement or pendency of the Sale on Gran Tierra’s business, operations, employees, counterparties and relationships; restrictions imposed on Gran Tierra’s business under the Share Purchase Agreement while the Sale is pending; potential litigation relating to the Sale; volatility in the trading price of Gran Tierra’s common stock or bonds; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the SEC, including under the caption “Risk Factors” in Gran Tierra’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings are available on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

The forward-looking statements contained in this press release are based on information available to Gran Tierra as of the date of this press release and speak only as of such date. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

Solicitation of Proxies

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Special Meeting. Information regarding the Company’s directors and executive officers is contained in the Proxy Statement.